UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2017

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma		73107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On November 15, 2017, the Company issued a press release (the “Press Release”), announcing that Mr. Joseph E. Reece resigned from the Board, effective as of November 14, 2017 (the “Resignation Date”). Mr. Reece’s term on the Board was scheduled to expire in 2019. In notifying the Company of his decision to resign from the Board, Mr. Reece indicated that his decision was not due to a disagreement with the Company regarding its operations, policies, or practices.

Appointment of Director

Pursuant to the Board Representation and Standstill Agreement, dated December 4, 2015 and amended on October 26, 2017, the Board re-appointed Jonathan S. Bobb, who previously served as a Board member, to the Board of Directors to fill the vacancy created by the resignation of Mr. Reece. Since the beginning of the Company’s last fiscal year, there has been no transaction or any currently proposed transaction,, in which the Company was or is to be a participant and the amount involved exceeded or will exceed $120,000 and in which Mr. Bobb had or will have a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Description
99.1	Press Release, dated as of November 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2017

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	Executive Vice President of Finance and Chief Financial Officer